UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Nasdaq, Inc.

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Read the 2019 Proxy Statement and Vote Your Shares

Nasdaq recently released its 2019 Proxy Statement and announced the date for the 2019 Annual Meeting of Stockholders as Tuesday, April 23.

We encourage all Nasdaq associates to carefully read the proxy statement as well as our 2018 annual report on Form 10-K. We also encourage all eligible associates to vote their proxy before the Annual Meeting of Stockholders. Every vote is important!

Read the proxy and learn how to vote

READ THE 2019 PROXY STATEMENT AND VOTE YOUR SHARES

Nasdaq’s 2019 Annual Meeting of Stockholders (Annual Meeting) will take place on Tuesday, April 23.

We encourage all Nasdaq associates to carefully read the proxy statement as well as our 2018 annual report on Form 10-K. We also encourage all eligible associates to vote their proxy before the Annual Meeting.

>> Click here to read the 2019 Proxy Statement <<

Read the below to learn more about the proxy statement, why your vote is important and how to vote.

What is the proxy statement and why should I read it?

A proxy statement is a document that SEC regulations require companies to provide when you are asked to sign a proxy designating individuals to vote on your behalf at the Annual Meeting according to your instructions. It provides detailed information on the proposals on which you are being asked to vote.

In this year’s proxy statement, you are being asked to vote on four proposals. The proposals are detailed below and include a voting recommendation from Nasdaq’s Board of Directors, who approve the contents of the proxy.

Read the proxy statement so that you can make an informed voting decision on the proposals. You should also read the document because it provides tremendous insight into Nasdaq – it is both retrospective and forward looking.

Who can vote? If you held Nasdaq stock (from one share to many) as of February 25, 2019 (the record date), you are eligible to vote!

Why should I vote?

Every single vote is important. Each share is equal to one vote. The proposals you are being asked to vote on directly impact Nasdaq. Your vote is a chance to actively engage in these important issues.

How can I vote? Voting is easy! Cast your vote through any of the methods on the right.
On Friday, March 15 at approximately 5:50 a.m. ET, eligible associates with shares held at E*TRADE received an email (subject line: NASDAQ, INC. Annual Meeting) from E*TRADE with a link to read the Proxy, a personal control number which is required for voting, and instructions on how to vote.
Eligible associates with shares held outside E*TRADE should receive similar instructions from the relevant institution.
If you want to attend the Annual Meeting and vote in person, please review page 124 of the proxy statement for more information.*

When do I need to vote by?

You must vote before the Annual Meeting because that is when the voting period closes and votes start to be officially calculated. That means you have until 11:59 p.m. ET on April 22, 2019 – the night before the Annual Meeting – to vote. But why wait, vote today!

Questions?

If you have questions about the voting process or the Annual Meeting, please contact Joan Conley, SVP and Corporate Secretary.

*If your shares are held in a bank or brokerage account, including at E*TRADE, you must obtain a legal proxy, executed in your favor, from the holder of record in order to vote in person at the Annual Meeting.